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                                                                   EXHIBIT 10.26


                                     After recording return to:
                                     Catherine Patton, Esq.
                                     Katten, Muchin & Zavis
                                     525 W. Monroe Street
                                     Chicago, Illinois 60661


                           ASSIGNMENT OF LEASES


     This ASSIGNMENT OF LEASES (this "Assignment") is made as of
December 21, 1995, by GENERAL MANUFACTURED HOUSING, INC., a
Georgia corporation ("Assignor"), to FIRST SOURCE FINANCIAL LLP, an Illinois registered limited liability partnership
("Assignee").


                                 RECITALS:


     A. Assignor and Assignee have entered into, among other things, a Secured Credit Agreement of even date herewith (as the same may be amended or modified from time to time, the "Secured Credit Agreement"), pursuant to which Assignee has agreed to make certain loans, advances or other financial accommodations to Assignor, subject to the terms and conditions set forth in such Secured Credit Agreement.

     B. Assignor is, or is the successor in interest to, each lessee under those certain leases (individually, each "Lease," together, the "Leases"), described on Exhibit A, with the lessors
(the "Lessors") listed on Exhibit B.

     C. One of the conditions precedent to Assignee's making of the loans, advances and other financial accommodations is Assignor's execution and delivery of this Assignment.

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Assignor hereby agrees as follows:

     1. Definitions. Capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Secured Credit Agreement.

     2. Assignment. To secure the payment, performance and observance of the Liabilities, Assignor grants to Assignee a security interest in and collaterally assigns to Assignee all of Assignor's right, title and interest in and to the Leases.

     3. Representations and Warranties. Assignor represents and warrants to Assignee that: (a) Assignor is the sole owner of the entire leasehold interest in each Lease, free and clear of all Liens, except for Liens created pursuant to, or in connection with, the Secured Credit Agreement and except for Permitted Liens, (b) to Assignor's knowledge each Lease is valid and enforceable and has not been altered, modified or amended in any manner, except as otherwise disclosed in writing by Assignor to Assignee; (c) neither Assignor, nor, to Assignor's knowledge, any

Lessor under the Leases is in default under the applicable Lease, nor has any event occurred which with the passage of time, giving of notice or both would constitute a default under such Lease;
(d) no rent reserved under each Lease has been assigned or prepaid, except for prepaid rent for the current month; and (e) the current monthly rent, security deposit and the commencement and expiration date of each Lease is reflected accurately in the applicable portions of the Leases.

     4.   Covenants.  Assignor covenants to and with Assignee:
(a) to observe and perform all material obligations imposed upon Assignor as the lessee under each Lease and not to do, or permit to be done, anything to impair materially Assignor's rights thereunder; (b) not to assign Assignor's interest under any Lease or sublet all or any part of the Premises; (c) not to, except in the ordinary course of Assignor's business, as such business is currently conducted, alter, modify or change the terms of any Lease, or cancel or terminate the same, or surrender possession of the Premises, or any part thereof, without the prior written consent of Assignee which consent shall not be unreasonably withheld; (d) not to exercise any option nor elect not to exercise any option without the prior written consent of Assignee which consent shall not be unreasonably withheld; and (e) to enforce the performance by each Lessor under the Leases of all of such Lessor's material obligations under the applicable Lease.

     5. Security. This Assignment is a present and absolute assignment. So long as no Event of Default has occurred and is continuing, Assignor shall have the right to retain, use and enjoy all rights under each Lease.

     6. Remedies or Default. Upon the occurrence and during the continuance of any Event of Default, Assignee, at its option, without in any way waiving such default and without notice, and without regard to the adequacy of the security for Assignor's
Liabilities: (a) either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court, may take possession of any or all of the Premises and may have, hold, manage, lease and operate the same in accordance with the terms of the applicable Lease or as otherwise agreed by Assignee and the appropriate Lessor; and (b) in connection with the exercise of its rights under clause (a) above, may terminate all of Assignor's right to retain, use and enjoy all rights under the Leases.

     7. Indemnification. Assignee may, but shall not be obligated to, perform or discharge any obligation, duty or liability of Assignor under each Lease or under or by reason of this Assignment, and Assignor shall, and hereby agrees to, indemnify, defend and hold Assignee harmless from, and against, any and all liability, loss, cost, damage or expense which may, or might be, incurred by Assignee, directly, or indirectly, under any Lease or under or by reason of this Assignment and from any and all claims and demands whatsoever which may be asserted against Assignee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the covenants or agreements contained in any Lease except that Assignor shall not be liable for any gross negligence or willful misconduct of Assignee or any acts or omissions of Assignee after Assignee obtains physical possession of the Premises. If
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Assignee incurs any such liability under any Lease or under or by reason of this Assignment or in defense of any such claims or demands, the amount thereof, including all costs, expenses and attorneys' fees, shall be added to Assignor's Liabilities and Assignor shall reimburse Assignee therefor immediately upon demand. The parties hereto understand further that this Assignment shall not operate to place responsibility for the control, care, management or repair of any of the Premises upon Assignee, or for the carrying out of any of the terms or conditions of each Lease, and it shall not operate to make Assignee responsible or liable for any waste committed on the Premises by Assignor or for any dangerous or defective condition of the Premises or for any negligence in the management, upkeep, repair or control of the Premises by Assignor, resulting in loss, injury or death to any lessee, sublessee, invitee, licensee, employee, stranger or any other Person.

     8. Release of Assignment. Upon payment, performance and observance in full of Assignor's Liabilities, this Assignment shall be void and of no further force or effect and Assignee, upon the written request of Assignor, shall execute such documents, as may be reasonably requested by Assignor, to confirm the same; provided, however, that the certificate of any officer or agent of Assignee certifying that any of Assignor's Liabilities remain unsatisfied shall constitute conclusive evidence of the validity, effectiveness and continuing force of this Assignment and any Person may, and hereby is authorized to, rely thereon.

     9. Remedies Cumulative. No right or remedy of Assignee hereunder is exclusive of any other right or remedy hereunder or now or hereafter existing at law or in equity or under the Secured Credit Agreement or the other Related Documents, but is cumulative and in addition thereto and Assignee may recover judgment thereon, issue execution therefor, and resort to every other right or remedy available at law or in equity or under the Secured Credit Agreement or the other Related Documents, without first exhausting or affecting or impairing the security or any right or remedy afforded under this Assignment. No delay in exercising, or omission to exercise, any such right or remedy will impair any such right or remedy or will be construed to be a waiver of any default by Assignor hereunder, or acquiescence therein, nor will it affect any subsequent default hereunder by Assignor of the same or different nature. Every such right or remedy may be exercised independently or concurrently, and when and so often as may be deemed expedient by Assignee. No term or condition contained in this Assignment, may be waived, altered or changed except as evidenced in writing signed by Assignor and Assignee.

     In case Assignee shall have proceeded to enforce any right under this Assignment and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Assignee, then, and in every such case, Assignor and Assignee shall be restored to their former positions and rights hereunder in respect to each Lease, and all rights, remedies, and powers of Assignee shall continue as though no such proceedings had been taken.

     10.  Miscellaneous
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          A. Notices.  All notices required or permitted to be
given hereunder shall be given as set forth in the Secured Credit
Agreement.

          B. Headings. Section and subsection headings in this Assignment are included herein for convenience of reference only and shall not constitute a part of this Assignment for any other purpose or be given any substantive effect.

          C. Successors and Assigns; Subsequent Holders Of
Notes.  This
Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Assignor may not assign its rights or obligations hereunder without the written consent of Assignee as provided in the Secured Credit Agreement.

          D. Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Assignment, the Secured Credit Agreement or the other Related Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Assignment, the Secured Credit Agreement or the other Related Documents or of such provision or obligation in any other jurisdiction.

          E. Amendment. This Assignment may not be amended, supplemented, terminated or otherwise modified except by written instrument executed by Assignor and Assignee.

             [Remainder of this page intentionally left blank]

      IN WITNESS WHEREOF, this Assignment has been made by Assignor as of the day and year first written above.

                              ASSIGNOR:

                              GENERAL MANUFACTURED HOUSING, INC.,
                              a Georgia corporation


                              By:  /s/ Gary M. Brost
                              Name:  Gary M. Brost
                              Title:  President


Signed, sealed and delivered
in the presence of:


/s/ illegible
Unofficial Witness


   /s/ Karen J. Mussillo
Notary Public

Commission Expiration
Date:          stamped

Exact Date of Execution by
Notary Public  12/21/95

[AFFIX NOTARIAL SEAL]

                                 EXHIBIT A

                                  LEASES

Plants 2 and 3

          Contract of Lease and Rent, (with option to purchase), dated December 30, 1993 by and between Ware County
          Development Authority, as Lessor, and General
          Manufactured Housing, Inc., as Lessee.

Plant 4

     A. Contract of Lease and Rent, (with option to purchase), dated August 1, 1987 by and between Waycross and Ware
          County Development Authority, as Lessor, and Tim-Bar
          Corporation, as Lessee.

     B.   Lease Agreement, (with option to purchase), dated
          May 26, 1995 by and between Tim-Bar Corporation, as
          Lessor, and Hi-Tech Properties, Inc., as Lessee.

     C. Sublease Agreement dated July 1, 1995, as amended, by and between Hi-Tech Properties, Inc., as Lessor, and General Manufactured Housing, Inc., as Lessee.

Vacant Land Adjacent to Plant 4

          Lease Agreement dated October 10, 1995 by and between Waycross and Ware County Development Authority, as Lessor, and Hi-Tech Properties, Inc., as Lessee. Sublease Agreement dated October 10, 1995 by and between Hi-Tech Properties, as Lessor and General Manufacturer Housing, Inc., as Lessee.

                                 EXHIBIT B

                                  LESSORS


     A.   Ware County Development Authority. (Plants 2, 3 and 4).

     B.   Tim-Bar Corporation. (Plant 4).

     C. Hi-Tech Properties, Inc. (Sublessor, Plant 4; Lessor, vacant land adjacent to Plant 4)